CONSULTING AGREEMENT


     This Consulting Agreement (the "Consulting Agreement") made as of January 15, 1996, by and between Neil Rand ( Consultant ) and
N.U.
 Pizza Holding
Corporation with offices at 3443
Tripp
 Court, San Diego, CA
93121
 (the  Company )


                               WITNESSETH


     WHEREAS, the Company is engaged in the production and marketing of the

Photoscreener
 and wishes to expand its business by acquiring other companies; and

          WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

       WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the
Company; and

          WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company.

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.        APPOINTMENT.

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter
set forth.

       2.      TERM.

          The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on December 31, 1996, unless earlier terminated in accordance
with paragraph 8 herein or extended as agreed to between the parties.

          3.        SERVICES.

          During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financia l matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the
Company regarding its overall progress, needs and condition.  Consultant agrees to
provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

          (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company s assets, resources, products and services;

          (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its
products and services;

          (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

     (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and  advice with regard to the
ongoing managing and operating of such acquisitions upon consummation thereof;
 and

          (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding,
mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

          4.        DUTIES OF THE COMPANY.

          The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products
and services and its operations as shall be reasonably requested by Consultant,
 and
shall advise Consultant of any facts which would affect the accuracy of any data and
information previously supplied pursuant to this paragraph. The
Companyshall

promptly supply Consultant with full and complete copies of all financial reports, all
filings with all federal and state securities agencies; with full and complete copies of
all stockholder reports; with all data and information supplied by any financial analyst,
and with all brochures or other sales materials relating to its products or services.

          5.        COMPENSATION.

          The Company will immediately grant Consultant 3,500,000 shares of the Company s Common Stock valued at $0.21 per share. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including,
without limitation, travel, lodging, telephone, postage and Federal Express charges.



          6.        REPRESENTATION AND INDEMNIFICATION.

          The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies
to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing
its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

          8.        MISCELLANEOUS.

     Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
 (5) business
days from the date of such notice.  This Agreement shall be terminated immediately
upon written notice for material breach of this Agreement.

          Modification: This Consulting Agreement sets forth the entire understanding of the
Parties with respect to the subject matter hereof. This Consulting Agreement may be
amended only in a writing signed by both Parties.

     Notices:    Any notice required or permitted to be given hereunder shall be in
writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or
facsimile telephone number as the Party shall have furnished in writing to the other
Party.

          Waiver: Any waiver by either Party of a breach of any provision of this
Consulting Agreement shall not operate as or be construed to be a waiver of any other
breach of that provision or of any breach of any other provision of this
 Consulting
Agreement.  The failure of a Party to insist upon strict adherence to any term of this
Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any
other term of this Consulting Agreement.

          Assignment: Neither this Consulting Agreement nor the Option granted in paragraph 5 may be transferred or assigned.

     Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and
if any provision is  inapplicable to any person or circumstance, it shall nevertheless
remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting
Agreement shall be submitted to arbitration under the rules of the
 American Arbitration
Association and the decision of the arbiter(s) shall be enforceable in any court having
jurisdiction thereof. Arbitration shall occur only in Miami, Florida.
 The interpretation
and
the enforcement of this Agreement shall be governed by Florida law as applied to residents of the State of Florida relating to contracts executed in and to be performed
solely within the State of Florida.  In the event any dispute is arbitrated, the prevailing
party (as determined by the arbiter(s)) shall be entitled to recover that party's
reasonable attorney's fees incurred (as determined by the arbiter(s)).

       IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.


N.  U. PIZZA HOLDING                    CONSULTANT
CORPORATION


/s/ RONALD G.
GELET
                              By:   /s/ NEIL RAND


- - ---------------------------------                         ------------------
Ronald G.
Gelet
, President                                 Neil
Rand